    As filed with the U.S. Securities and Exchange Commission on June 9, 2005
                                                 Registration No. 333-
===============================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                           CENTRAL FEDERAL CORPORATION
             (Exact Name of Registrant As Specified in Its Charter)

            DELAWARE                                       34-1877137
(State or Other Jurisdiction of                (IRS Employer Identification No.)
 Incorporation or Organization)


                                 2923 SMITH ROAD
                              FAIRLAWN, OHIO 44333
                    (Address of Principal Executive Offices)

                           SECOND AMENDED AND RESTATED
                           CENTRAL FEDERAL CORPORATION
                          2003 EQUITY COMPENSATION PLAN
                            (Full Title of the Plan)

                                ELOISE L. MACKUS
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                           CENTRAL FEDERAL CORPORATION
                                 2923 SMITH ROAD
                              FAIRLAWN, OHIO 44333
               (Name and Address of Agent for Service of Process)

                                  330.666.7979
    (Telephone Number, Including Area Code, of Agent for Service of Process)

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                       Proposed Maximum     Proposed Maximum     Amount of
    Title of each Class of         Amount to be       Offering Price Per   Aggregate Offering   Registration
 Securities to be Registered      Registered (1)          Share (2)            Price (2)          Fee (2)
--------------------------------------------------------------------------------------------------------------
         Common Stock             100,000 Shares
        $.01 par Value                                    $9.60               $960,000.00          $112.99
==============================================================================================================

(1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares of Common Stock to be offered or issued pursuant to terms of the Second Amended and Restated Central Federal Corporation 2003 Equity Compensation Plan that provide for a change in the number of securities offered or issued as a result of a stock split, stock dividend or similar transaction.

(2) The proposed maximum offering price per share has been determined pursuant to Rule 457(c) as the average of the high and low prices quoted for Common Stock on the Nasdaq Small Cap Market on June 8, 2005, and the proposed maximum aggregate offering price and the amount of registration fee have been calculated using that average price.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

As required by Rule 428(b)(1), the documents containing the information required in Part I of the Registration Statement will be provided to each participant in the Second Amended and Restated Central Federal Corporation 2003 Equity Compensation Plan. Those documents, which are not being filed with the Securities and Exchange Commission (the "Commission") in accordance with the instructions to Form S-8, constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

The following documents of Central Federal Corporation (the "Company"), previously filed with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

1. the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004

2. the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2005; and

3. the description of the Company's Common Stock, par value $0.01 per share, of the Company (the "Common Stock") contained in the Company's registration statement on Form 8-A filed with the Commission on November 6, 1998, including any amendments or reports filed for the purpose of updating that description, other than the portions of such documents, which by statute, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents other than the portions of such documents, which by statute, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

Not applicable.

Item 5.  Interests of Named Experts and Counsel

Not applicable.

Item 6.  Indemnification of Directors and Officers

General Corporation Law

The Company is incorporated under the laws of the State of Delaware. Section 145 ("Section 145") of the General Corporation Law of the State of Delaware ("Delaware Law"), inter alia, provides that a Delaware corporation:

     (i) May indemnify any person who was, is or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was illegal; and

     (ii) May indemnify any person who is, was or is threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by any such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation.

Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

The determination that indemnity is proper in the circumstances, because the director or officer has met the applicable standard of conduct, shall be made in each specific case by a majority of the directors who are not parties to the action, by a committee of directors designated by a majority of such non-party directors, by independent legal counsel in a written opinion (if there are no non-party directors or at the request of a majority of the non-party directors) or by a majority vote of the outstanding shares of Common Stock.

The indemnification and advancement of expenses authorized by Section 145 is not exclusive of other such rights under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, and a corporation is expressly authorized to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Section 102(b)(7) of Delaware Law enables a corporation, by provision in its Certificate of Incorporation, to limit or eliminate the personal liability of a director to the corporation and its stockholders for breach of fiduciary duty, except with respect to (i) any breach of the duty of loyalty to the Company or its stockholders, (ii) any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) certain transactions under Section 174 of Delaware Law, which concerns unlawful payments of dividends, stock purchases or redemptions or (iv) any transaction from which the director receives a personal benefit in money, property or services to which the director is not legally entitled.

Certificate of Incorporation

As permitted by Section 145, Article Tenth of the Company's Certificate of Incorporation, as amended (the "Charter"), provides that any director or officer of the Company or any person who is or was serving, at the request of the Company, as a director, officer, employee or agent of another corporation or partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, shall be indemnified and held harmless by the Company to the fullest extent permitted by Delaware Law, as the same exists or may hereafter be amended (but in the case of any such amendment only to the extent that such amendment permits the Company to provide broader indemnification rights than Delaware Law permitted the Company to provide prior to amendment).

Such indemnification extends to any expense, liability or loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by the indemnified person. Article Tenth also provides for the advancement of expenses to be incurred in connection with the defense of any claim; provided, however, that if Delaware Law so requires, an advancement of expenses in connection with a claim made with respect to service as a director or officer will be provided only if the indemnified director or officer undertakes in writing to repay all amounts advanced if it is ultimately determined by final judicial decision that he is not entitled to be indemnified for such expenses.

The right to indemnification under Article Tenth is not exclusive of any other right the indemnified person may have or acquire under any statute, agreement, vote of stockholders or otherwise, to the extent permitted by Delaware Law.

Finally, Article Tenth provides that the Company may grant to any employee or agent to the fullest extent permitted by Delaware Law the rights of indemnification and advancement of expenses available to directors and officers under Article Tenth.

As permitted by Section 102(b)(7), Article Eleventh of the Charter provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty except with respect to (i) any breach of the duty of loyalty to the Company or its stockholders, (ii) any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) certain transactions under Section 174 of Delaware Law, which concerns unlawful payments of dividends, stock purchases or redemptions or (iv) any transaction from which the director derived an improper personal benefit.

Insurance

The Company also maintains insurance covering certain liabilities of the directors and the elected and appointed officers of the Company and its subsidiaries, including liabilities under the Securities Act.

Item 7.  Exemption from Registration Claimed

Not applicable.

Item 8.  Exhibits

See the Exhibit Index at Page E-1 of this Registration Statement.

Item 9.  Undertakings

A.   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Fairlawn, Ohio, as of the 8th day of June, 2005.

                                           CENTRAL FEDERAL CORPORATION


                                           By: /s/ Eloise L. Mackus
                                               -----------------------
                                               Eloise L. Mackus, Secretary


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 8, 2005.


SIGNATURE                                          TITLE
---------                                          -----

/s/David C. Vernon                    Chairman of the Board
-------------------------
David C. Vernon

/s/Mark S. Allio                      Vice Chairman of the Board; President
-------------------------             and Chief Executive Officer (principal
Mark S. Allio                         executive officer)

/s/Therese Ann Liutkus                Treasurer and Chief Financial Officer
-------------------------             (principal financial officer and
Therese Ann Liutkus                   principal accounting officer)

/s/Jeffrey W. Aldrich                 Director
-------------------------
Jeffrey W. Aldrich

/s/Thomas P. Ash                      Director
-------------------------
Thomas P. Ash

/s/William R. Downing                 Director
-------------------------
William R. Downing

/s/Gerry W. Grace                     Director
-------------------------
Gerry W. Grace

/s/Jerry F. Whitmer                   Director
-------------------------
Jerry F. Whitmer

                           CENTRAL FEDERAL CORPORATION

                                  EXHIBIT INDEX


EXHIBIT
NUMBER              EXHIBIT NAME
-------             ------------

  4.1 Certificate of Incorporation of Central Federal Corporation (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form SB-2 No. 333-64089 filed with the Commission on September 23, 1998)

  4.2 Bylaws of Central Federal Corporation (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form SB-2 No. 333-64089 filed with the Commission on September 23,
               1998)

  4.3 Form of Stock Certificate of Central Federal Corporation (incorporated by reference to Exhibit 4.0 to the Company's Registration Statement on Form SB-2 No. 333-64089 filed with the Commission on September 23, 1998)

  23           Consent of Independent Registered Public Accounting Firm

  24           Power of Attorney






                                       E-1